U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KAYNE ANDERSON ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-4675947
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

811 Main Street 14th Floor Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-216514

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock, and one-third of one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of Kayne Anderson Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-216514) filed with the U.S. Securities and Exchange Commission on March 7, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-216514), filed with the Securities and Exchange Commission on March 7, 2017) ..

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-216514), filed with the Securities and Exchange Commission on March 17, 2017).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-216514), filed with the Securities and Exchange Commission on March 7, 2017) .

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-216514), filed with the Securities and Exchange Commission on March 17, 2017).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-216514), filed with the Securities and Exchange Commission on March 17, 2017).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-216514), filed with the Securities and Exchange Commission on March 17, 2017).

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-216514), filed with the Securities and Exchange Commission on March 7, 2017).

10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-216514), filed with the Securities and Exchange Commission on March 7, 2017)

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-216514), filed with the Securities and Exchange Commission on March 7, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

KAYNE ANDERSON ACQUISITION CORP.

By:	/s/ Terry Hart
Terry Hart
Chief Financial Officer

Dated: March 29, 2017